UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

FIRST TRANSACTION MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27615	52-2158936
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Castle Bison, Inc.
31200 ViaColinas, Suite 200
Westlake Village, CA
Attn: Raul Silvestre, Esq.
(Address of principal executive offices)

(Registrant's telephone number, including area code) (818) 597-7552

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

381 SE Crystal Creek Circle, Issaquah WA 98027
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Item 1.01 Entry Into a Material Definitive Agreement

On August 14, 2008, the Registrant (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, Castle Bison, Inc., a California corporation (“Castle”) by and on behalf of itself and other named parties (Castle and such other parties being hereinafter collectively referred to as the “Castle Purchasers”), Vision Opportunity China LP (“Vision”) (the Castle Purchasers and Vision being collectively referred to as the “Purchasers”), and Susan A. Schreter (“Seller”).

Pursuant to the Agreement the Purchasers purchased and the Seller sold, an aggregate of 262,798 previously issued and outstanding shares of the Company's common stock, comprising approximately 65.82% of the issued and outstanding capital stock of the Company, and a Secured Promissory Note (the “Note”) made by the Company to the Seller that is convertible into 656,665 shares of common stock of the Company, for the aggregate purchase price of $600,000 (for the outstanding shares and the Note).

Pursuant to the Agreement, Purchasers’ nominee, Dr.Lawrence Chimerine was appointed to the Board of Directors in connection with the stock purchase transaction and the Company's current officers and directors agreed to resign effective as of the effective date of the Information Statement to be filed by the Company on Schedule 14f-1.

Item 5.01 Change in Control of the Registrant

Upon the closing of the Purchase, and the conversion of the Note into shares of common stock of the Company immediately thereafter, the Buyers acquired an aggregate of 919,463 shares of common stock, or approximately 87.08% of the issued and outstanding common stock, and attained voting control of the Company.

We are presently authorized to issue 15,000,000 shares of common stock. Prior to the closing, as of August 14, 2008, 399,256 shares of common stock were issued and outstanding. After the closing, as of August 14, 2008, and taking into account the conversion of the Note into common stock of the Company, there are 1,055,921 shares of common stock issued and outstanding.

The following table sets forth certain information, as of August 14, 2008 with respect to the beneficial ownership of the Company’s outstanding common stock. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (1)
Vision Opportunity China LP c/oVision Capital Advisors LLC 20 West 55th Street, 5th Floor New York, NY 10019 Attn: Kim Gabriel, Esq. Legal and Operations	627,533	59.43%
Castle Bison, Inc. 31200 ViaColinas, Suite 200 Westlake Village, CA Attn: Raul Silvestre, Esq.	183,796	17.41%
Dr. Lawrence Chimerine, CEO and Director 4740 S. Ocean Blvd., #1111 Highland Beach, FL 33487	18,022	1.71%

All officers and directors as a group (2 persons)	18,022	1.71%

(1)
Applicable percentage ownership is based on an assumption of 1,055,921 shares of common stock outstanding as of August 14, 2008, together with other securities exercisable or convertible into shares of common stock within 60 days of such date by each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently obtainable or obtainable within 60 days of August 14, 2008 by exercise or conversion of other securities are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The Company was a "shell company", as defined in Rule 12b-2 of the Exchange Act prior to the change of control. In accordance with paragraph (8) of Item 5.01 of Form 8-K, the Company is required to provide the information that would be required if the Company were filing a Form 10 registration statement under the Exchange Act, provided that where such information has been previously reported, the Company may identify the filing in which this disclosure is included instead of including the required disclosure in this Form 8-K. The following Form 10 information is provided, with reference to the filing made by the Company in which the information is disclosed, where the information is not included in this report:

Form 10 Item	Description	Filing Where Information Included
Part I-Item 1	Description of Business	Form 10-KSB annual report filed on February 4, 2008

Part I-Item 2	Plan of Operation	Form 10-Q quarterly report filed on July 23, 2007

Part I-Item 3	Security Ownership of Certain Beneficial Owners and Management	Form 10-KSB/A annual report filed on February 4, 2008

Part I-Item 5	Directors and Executive Officers, and Control Persons	Provided below in this Current Report of Form 8-k

Part I-Item 6	Executive Compensation	Form 10-KSB annual report filed on February 4, 2008

Part I-Item 7	Certain Relationships and Related Transactions	Form 10-KSB annual report filed on February 4, 2008

Part I-Item 8	Description of Securities	Form 10-KSB annual report filed on February 4, 2008

Part II-Item 1	Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters	Form 10-KSB annual report filed on February 4, 2008

Part II-Item 2	Legal Proceedings	Form 10-KSB annual report filed on February 4, 2008

Part II-Item 3	Changes in and Disagreements with Accountants	Form 10-KSB annual report filed on February 4, 2008

Part II-Item 4	Recent Sale of Unregistered Securities	Form 10-KSB annual report filed on February 4, 2008, and Form 8-K filed on April 22, 2008.

Part II-Item 5	Indemnification of Directors and Officers	Provided below in this Current Report of Form 8-k

Part F/S	Financial Statements	Form 10-KSB annual report filed on February 4, 2008

Part III	Exhibits	Form 10-KSB annual report filed on February 4, 2008

Changes to the Board of Directors

The following sets forth the names of the current Directors, nominees for Director and executive officers of the Company, and the principal positions with the Company held by such persons. The Directors serve one year terms or until their successors are elected. The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions due to the limited scope of its operations in the past and the short time elapsed since the Merger, but plans to establish some or all of such committees in the future. All such applicable functions have been performed by the Board of Directors as a whole. There are no family relationships among any of the Directors, nominees or executive officers.

There are no material proceedings known to the Company to which any director, officer or affiliate of the Company, or any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any affiliate of such persons is a party adverse to the Company or has a material interest adverse to the Company. There are no legal proceedings known to the Company that are material to the evaluation of the ability or integrity of any of the Directors or executive officers.

Directors and Executive Officers

Susan Schreter, Chief Executive Officer and Director
 Susan A Schreter has been president and a director of Caring Products International, Inc since January 1993 where she was responsible for the design and commercialization of Caring Product's products as well as other executive functions. She will continue to serve as president and a director of Caring Products International, Inc following the spin off. From July 1985 to December 1992, she was president of Beta International Inc, New York, New York, a firm providing consulting services to growing companies, private business investors and buy-out funds in the areas of acquisition due diligence, cash flow planning, strategic business planning and capital investment.

Larry Chimerine, Chief Executive Officer and Director
Dr. Chimerine has for more than the past nine years been president of Radnor International Consulting Inc., based in Radnor, Pennsylvania and partner and member of the Investment Committee of Strategic Capital Advisors, based in West Conshocken, Pennsylvania. Dr. Chimerine is also a director of Franklin Bank of Texas and TMGI, a Nordic exchange listed company. For more than the past 25 years Dr. Chimerine has been an economic consultant advising financial institutions and government agencies on the state of the United States and world economics, on specific industries and business sectors, and on the impact of economic conditions on decision making, budgeting, and strategic planning. He has served on the House of Representatives Task Force on International Competitiveness, the Census Advisory Committee and the Economic Policy Board of the Department of Commerce. He is the author or editor of several books as well as articles that have appeared in the New York Times, Washington Post, and American Economic Review. Dr. Chimerine has been a director of House of Taylor Jewelry, Inc., a publicly held Los Angeles-based international jewelry company, since September 2005.

Limitation of Liability and Indemnification

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and by-laws to be in effect at the closing of this offering that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and
•
we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding. that might result in a claim for such indemnification

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Exhibit Number	Description
10.1
Form of Stock Purchase Agreement dated August 14, 2008 among the Registrant, Castle Bison, Inc., by and on behalf of itself and other named parties, Vision Opportunity China LP and Susan A. Schreter, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Transaction Management, Inc.

Dated: August 18, 2008	By:	/s/ Lawrence Chimerine
Name: Larry Chimerine
Title: Chief Executive Officer and Director